Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference of our firm under the caption “Experts” and to the use of our report dated March 30, 2012 (except Note 3, as to which the date is December 26, 2012), with respect to the consolidated financial statements of eDiets.com, Inc. included in the Registration Statement on Form S-4 and related Prospectus of As Seen On TV, Inc. for the registration of 19,077,252 shares of its common stock.

/s/ Ernst & Young LLP

Certified Public Accountants

Boca Raton, Florida

December 26, 2012